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                                                                       EXHIBIT 5

                     [Letterhead of Wyatt, Tarrant & Combs]

                                  502 562-7292
                                January 31, 1997


Board of Directors
Shoney's, Inc.
1727 Elm Hill Pike
Nashville, TN  37210

Gentlemen:

         We have acted as counsel to Shoney's, Inc. (the "Company"), in connection with the registration of 265,934 shares of the Company's common stock (the "Shares"), on the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") which may be issued by the Company pursuant to the Shoney's, Inc. 1996 Stock Option Plan (the "Plan").

         We have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion.

         Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Registration Statement, the prospectus delivered to participants in the Plan pursuant to the requirements of the Act, the pertinent provisions of any applicable state securities laws and the Plan, will be validly issued, fully paid and nonassessable.

         We are members of the Bars of the State of Tennesee and the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the State of Tennessee, the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.

         Our opinion is directed to the Board of Directors of the Company and may not be relied upon by any persons other than said directors, recipients of the prospectus and participants in the Plan. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

         We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                   Sincerely,

                                   WYATT, TARRANT & COMBS


                                   /s/ WYATT, TARRANT & COMBS
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